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                                                                    Exhibit 99.1

                             (ECOLOGYCOATINGS LOGO)

      ECOLOGY COATINGS, INC. COMPLETES REVERSE MERGER WITH OCIS CORPORATION

      Green Coatings Leader Begins Trading Under New Symbol (OTCBB: ECOC,)
                             Expands Executive Team

BLOOMFIELD HILLS, Mich. - July 30, 2007 - ECOLOGY COATINGS, INC. (OTCBB: ECOC), the global leader in the development of nano-enabled, ultra-violet (UV) curable, clean technology coatings, today announced that it closed its reverse merger with OCIS CORPORATION on July 26, 2007 and the merger was be effective as of July 27, 2007.

As previously announced, on April 30, 2007 OCIS Corp. and Ecology Coatings entered into a merger agreement, which called for OCIS to acquire Ecology Coatings in a statutory merger with Ecology Coatings becoming a wholly owned subsidiary of OCIS. On July 27, 2007, Ecology Coatings merged with OCIS and became the surviving corporation and a wholly-owned subsidiary of OCIS, which then changed its name to Ecology Coatings, Inc.

"The successful completion of this transaction coupled with Ecology Coatings' common stock listing on the OTC Bulletin Board(R) are both major milestones for us. Our listing on the OTCBB will provide us with access to new investors, new sources of capital with which to grow our company, and greatly enhance our visibility and market awareness of our outstanding line of leading-edge, clean technology coating products," stated Richard D. Stromback, chairman of the board of directors for Ecology Coatings.

Pursuant to the terms of the merger agreement, the board of directors and executive officers of OCIS Corp. resigned and were replaced by the board and officers of Ecology Coatings, who have become the new board and executive officers of the surviving entity.

The company also announced the addition of the following individuals to the executive team:

- David W. Morgan--vice president, chief financial officer, and treasurer. Prior to joining Ecology Coatings, Mr. Morgan served as the vice president of finance and corporate development, chief financial officer, and treasurer of TechTeam Global, Inc. a publicly-traded, worldwide provider of information technology and business process outsourcing services. He has also served as the CFO of two other public and private technology companies addressing the industrial manufacturing sector. Mr. Morgan holds a B.A. degree in economics and political science from the University of Michigan.

- Tim Tanner--vice president of business development. Mr. Tanner joined Ecology Coatings with more than 19 years of experience in the development and marketing of UV-curable coatings for Redspot Paint and Varnish and North American Lighting. Mr.
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     Tanner was instrumental in developing both domestic and global automotive lighting applications for UV products and in establishing strategic relationships with Japanese and European partners. Mr. Tanner holds a B.S. degree in chemistry from Murray State University.

"Dave's extensive experience as the CFO of multiple high-tech public and private companies and Tim's long term experience with UV-curable coatings are perfectly suited to meet our organizational needs and growth expectations for Ecology Coatings. They are welcome additions to our executive team," stated F. Thomas Krotine, president and chief executive officer of Ecology Coatings.

ABOUT ECOLOGY COATINGS, INC.

Ecology Coatings, Inc. is the global leader in the development of nano-enabled, ultra-violet curable, clean technology coatings that are designed to drive efficiencies and clean processes in manufacturing. The company creates proprietary coatings with unique performance attributes by leveraging its platform of integrated nano-material technologies. Ecology Coatings collaborates with industry leaders to develop high-value, high-performance coatings for applications in the specialty paper, automotive, general industrial, electronic, and medical sectors of the economy. For information about Ecology Coatings and its product offerings, call (248) 723-2223 or visit www.ecologycoatings.com. Ecology Coatings' common stock is traded on the OTC Bulletin Board under the symbol "ECOC".

Founded in March 1990 and headquartered in Bloomfield Hills, Michigan, Ecology Coatings also maintains an advanced manufacturing facility in Akron, Ohio.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as, Ecology Coatings (the "Company"), by and through its management, "anticipates," "believes," "estimates," "expects," "forecasts," "foresees," "intends," "plans" or other words of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include but are not limited to: Ecology Coatings' ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the Company's ability to compete in products and prices in an intensely competitive industry; the Company's ability to maintain and enforce a strong intellectual
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property portfolio; the Company's ability to attract sufficient capital; the
Company's ability to attract and retain talented individuals; adverse changes in general economic or market conditions, and; other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, specifically, the Company's latest periodic Report on Form 8-K.

                      Ecology Coatings, A Cleantech Company

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